UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2008

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 22, 2008, the registrant, Unitrin, Inc. ("Unitrin"), issued a press release announcing that its losses, net of the effects of reinsurance, related to Hurricane Ike are currently estimated to range from $35 million to $45 million after tax. Unitrin also reaffirmed its previous announcement that its losses, net of the effects of reinsurance, related to Hurricane Gustav are estimated to range from $10 million to $15 million after tax. Unitrin stressed that these estimates are subject to change as claims continue to be reported and adjusted and the company receives notices of assessments from residual markets, such as the Texas Windstorm Insurance Association.

Unitrin also noted that it would recognize investment losses related to certain investments in Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), Lehman Brothers Holdings Inc. ("Lehman") and American International Group, Inc. ("AIG"). Unitrin previously disclosed, in its quarterly report on Form 10-Q for the quarter ended June 30, 2008, that its investments in Fannie Mae preferred stock and Freddie Mac preferred stock were $16.3 million and $21.5 million, respectively, at June 30, 2008. The value of Unitrin's investments in both Lehman and AIG securities combined was less than $12 million at June 30, 2008. The amount of investment losses that Unitrin will recognize is dependent on several factors, including the fair value of such investments at September 30, 2008, or, if earlier, at the date of their disposition.

This report contains information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. These include statements relating to future actions or events and the outcome of contingencies.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Such statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors will be important in determining Unitrin's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in filings made with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.01 - Press Release dated September 22, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: September 23, 2008	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.01	Press Release dated September 22, 2008